Exhibit 24.2

PARKER-HANNIFIN CORPORATION

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Thomas L. Williams, Lee C. Banks, Joseph R. Leonti and Kimberly J. Pustulka, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Company’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Executed as of this 28th day of June, 2017.

/s/ Catherine A. Suever
Catherine A. Suever
Executive Vice President – Finance & Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)